Exhibit 99.1

FOR IMMEDIATE RELEASE

PAREXEL INTERNATIONAL REPORTS FOURTH QUARTER AND FISCAL YEAR 2017 RESULTS

•	Fourth-quarter 2017 service revenue of $557.2 million

•	Fourth-quarter 2017 GAAP diluted EPS of $0.58; adjusted diluted EPS of $1.02

•	Full-year 2017 service revenue of $2,117.6 million

•	Full-year 2017 GAAP diluted EPS of $2.06; adjusted diluted EPS of $3.32

BOSTON, August 28, 2017 - PAREXEL International Corporation (NASDAQ: PRXL) ("PAREXEL" or the "Company"), a leading global biopharmaceutical services company, today reported financial results for the fourth quarter and Fiscal Year 2017, which ended on June 30, 2017.

“PAREXEL's revenue performance in the fourth quarter of Fiscal Year 2017 exceeded our expectations,” said Josef von Rickenbach, Chairman and Chief Executive Officer of PAREXEL. “Revenue in the quarter increased 3.8% year over year, driven by growth in demand for our services and success in our efforts to generate near-term revenue. GAAP diluted EPS was impacted by this favorable revenue performance, as well as by charges from the Company's restructuring program and transaction costs relating to the pending sale of the Company. Adjusted diluted EPS benefited from this revenue performance and from effective cost control.

“We remain optimistic about the prospects for solid long-term growth in the biopharmaceutical services industry,” Mr. von Rickenbach concluded. “We believe that PAREXEL's capabilities position us well to take advantage of this growth opportunity. By hiring the best minds, offering globally integrated solutions, and applying our culture of innovation and operational excellence, PAREXEL simplifies our clients' journey from science to new treatments. After the pending acquisition of PAREXEL by Pamplona Capital Management closes, we look forward to working with our new owner to expand our leadership position.”

Fourth Quarter Fiscal Year 2017 Results

For the three months ended June 30, 2017, PAREXEL’s service revenue increased 3.8% to $557.2 million, compared with $536.6 million in the prior year period. Income from operations as reported under Generally Accepted Accounting Principles (“GAAP”) totaled $48.0 million, or 8.6% of service revenue, in the fourth quarter of Fiscal Year 2017, as compared with $64.2 million, or 12.0% of service revenue, in the comparable quarter of the prior year. GAAP net income for the quarter totaled $29.9 million, or $0.58 per diluted share, compared with $42.7 million, or $0.80 per diluted share, for the quarter ended June 30, 2016.

The financial results in the current and prior year period each included items outside of the Company’s normal operations, as detailed in the reconciliation included later in this press release. PAREXEL’s service revenue of $557.2 million in the fourth quarter represented growth of 4.6% on a constant currency basis. Foreign exchange reduced year-over-year growth in revenues in the quarter by $4.0 million. Excluding revenue of approximately $36.1 million arising from the acquisitions of ExecuPharm, Inc., and The Medical Affairs Company, revenue decreased by 2.1% on a constant currency basis, compared to the prior year. Adjusted operating income in the fourth quarter of Fiscal Year 2017 was $82.0 million, or 14.7% of service revenue. Adjusted operating income in the fourth quarter of Fiscal Year 2016 was $73.5 million, or 13.7% of service revenue. Adjusted net income was $52.2 million, or $1.02 per diluted share, in the quarter ended June 30, 2017, and was $49.9 million, or $0.94 per diluted share, in the quarter ended June 30, 2016.

On a segment basis, service revenue for the fourth quarter of Fiscal Year 2017 was $432.3 million in Clinical Research Services (“CRS”), $50.0 million in PAREXEL Consulting (“PC”), and $74.9 million in PAREXEL Informatics (“PI”).

Twelve Month Fiscal Year 2017 Results

For the twelve months ended June 30, 2017, service revenue was $2,117.6 million versus $2,094.3 million in the prior year period, up 1.1%. GAAP operating income for the current twelve-month period was $191.2 million, or 9.0% of service revenue, compared with $224.0 million, or 10.7% of service revenue, in the prior year period. GAAP net income for the twelve months ended June 30, 2017 was $107.3 million, or $2.06 per diluted share, compared with $154.9 million, or $2.86 per diluted share, in the prior year period.

The financial results of the current and prior years each included items outside of the Company’s normal operations, as detailed in the reconciliation included later in this press release. PAREXEL’s service revenue of $2,117.6 million for Fiscal Year 2017 represented growth of 1.5% on a constant currency basis. Foreign exchange reduced year-over-year growth in revenues for Fiscal Year 2017 by $7.3 million. Excluding incremental revenue of approximately $118.8 million from the acquisitions of Health Advances, LLC, ExecuPharm, Inc., and The Medical Affairs Company, revenue decreased by 4.2% on a constant currency basis, compared to the prior year. Adjusted operating income was $260.4 million, or 12.3% of service revenue, for the twelve months ended June 30, 2017, compared with $267.2 million, or 12.8% of service revenue, for the twelve months ended on June 30, 2016. Adjusted net income for the twelve months ended June 30, 2017, was $173.4 million, or $3.32 per diluted share, compared with $185.5 million, or $3.42 per diluted share, in the comparable prior year period.

Additional Information

The financial results in this release are preliminary and unaudited.

In addition to the financial measures prepared in accordance with GAAP, the Company uses certain non-GAAP financial measures. The Company believes that presenting the non-GAAP financial measures contained in this press release assists investors and others in gaining a better understanding of its core operating results and future prospects, especially when comparing such results to previous periods or forecasted guidance, because such measures exclude items that are outside of the Company’s normal operations and/or, in certain cases, are difficult to forecast accurately for future periods. Management uses non-GAAP financial measures, in addition to the measures prepared in accordance with GAAP, as the basis for measuring the Company’s core operating performance and comparing such performance to that of prior periods and to the performance of its competitors for the same reasons stated above. Such measures are also used by management in its financial and operating decision-making. Non-GAAP financial measures are not meant to be considered superior to, nor a substitute for, the Company’s results of operations prepared in accordance with GAAP. The non-GAAP financial measures exclude the items detailed in the reconciliation included at the end of this press release.

About PAREXEL International Corporation

PAREXEL International Corporation is a leading global biopharmaceutical services company, providing a broad range of expertise-based clinical research, consulting, medical communications, and technology solutions and services to the worldwide pharmaceutical, biotechnology, and medical device industries. Committed to providing solutions that expedite time-to-market and peak-market penetration, PAREXEL has developed significant expertise across the development and commercialization continuum, from drug development and regulatory consulting to clinical pharmacology, clinical trials management, and reimbursement. PAREXEL Informatics provides advanced technology solutions, including medical imaging, to facilitate the clinical development process. Headquartered near Boston, Massachusetts, PAREXEL had offices in 85 locations around the world and had approximately 18,900 employees in 52 countries at the end of the fourth quarter. For more information about PAREXEL International Corporation visit www.PAREXEL.com.

PAREXEL and PAREXEL Informatics are trademarks or registered trademarks of PAREXEL International Corporation or its affiliates.

This release contains “forward-looking” statements regarding future results and events, including, without limitation, statements regarding expected financial results, future growth, and customer demand. For this purpose, any statements contained herein that are not statements of historical fact may be deemed forward-looking statements. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “intends,” “appears,” “estimates,” “projects,” “will,” “would,” “could,” “should,” “targets,” and similar expressions are also intended to identify forward-looking statements. The forward-looking statements in this release involve a number of risks and uncertainties. The Company’s actual future results may differ materially from the results discussed in the forward-looking statements contained in this release. Important factors that might cause such a difference include, but are not limited to, the following risks: the risk that the proposed acquisition by Pamplona Capital Management, LLP ("Pamplona"), may not be completed in a timely manner, or at all, which may adversely affect the Company's business and the price of its common stock; the effect of the announcement or pendency of the proposed merger on the Company's business, operating results, and relationships with customers, suppliers, competitors, and others; risks that the proposed merger may disrupt the Company's current plans and business operations; potential difficulties retaining employees as a result of the proposed merger; risks related to the diverting of management's attention from the Company's ongoing business operations; the outcome of any legal proceedings that may be instituted against the Company related to the proposed merger; actual operating performance; actual expense savings and other operating improvements resulting from restructurings, including the restructuring announced on May 3, 2017; the loss, modification, or delay of contracts, which would, among other things, adversely impact the Company’s recognition of revenue included in backlog; the Company’s dependence on certain industries and clients; the Company’s ability to win new business, manage growth and costs, and attract and retain employees; the Company’s ability to complete additional acquisitions, and to integrate newly acquired businesses including the acquisitions of Health Advances, LLC, ExecuPharm, Inc., and The Medical Affairs Company, LLC, or enter into new lines of business; the impact on the Company’s business of government regulation of the drug, medical device, and biotechnology industry; consolidation within the pharmaceutical industry and competition within the biopharmaceutical services industry; the potential for significant liability to clients and third parties; the potential adverse impact of health care reform; and the effects of foreign currency exchange rate fluctuations and other international economic, political, and other risks. Such factors and others are discussed more fully in the section entitled “Risk Factors” of the Company’s Annual Report on Form 10-K and subsequent quarterly reports on Form 10-Q, as filed with the Securities and Exchange Commission, which “Risk Factors” discussion is incorporated by reference in this press release. The Company specifically disclaims any obligation to update these forward-looking statements in the future. These forward-looking statements should not be relied upon as representing the Company’s estimates or views as of any date subsequent to the date of this press release.

CONTACTS:
Simon Harford
Senior Vice President and Chief Financial Officer
PAREXEL International
IR@PAREXEL.com
+ 1-781-434-4118

Investors:
Ronald Aldridge
Senior Director, Investor Relations
PAREXEL International
Ron.Aldridge@PAREXEL.com
+ 1-781-434-4753 or +1-781-434-8465

Media:
Mark Stephenson
Vice President, Corporate Communication
PAREXEL International
Mark.Stephenson@PAREXEL.com
+ 1-781-434-4783

PAREXEL International Corporation
Consolidated Condensed Statement of Operations
(Unaudited)

	Three Months Ended		Twelve Months Ended
(in millions, except per share data)	June 30, 2017	June 30, 2016	June 30, 2017	June 30, 2016
Service revenue	$557.2	$536.6	$2,117.6	$2,094.3
Reimbursement revenue	90.4	88.9	323.9	332.0
Total revenue	647.6	625.5	2,441.5	2,426.3
Costs and expenses:
Direct costs	349.3	346.8	1,377.5	1,360.3
Reimbursable out-of-pocket expenses	90.4	88.9	323.9	332.0
Selling, general and administrative	112.7	95.9	401.3	385.3
Depreciation	20.2	20.3	78.7	74.6
Amortization	7.7	5.0	27.7	22.3
Restructuring charge	19.3	4.4	41.2	27.8
Total costs and expenses	599.6	561.3	2,250.3	2,202.3
Income from operations	48.0	64.2	191.2	224.0
Other expense, net	(5.8)	(4.2)	(35.0)	(8.8)
Income before income taxes	42.2	60.0	156.2	215.2
Provision for income taxes	12.3	17.3	48.9	60.3
Effective tax rate	29.1%	28.8%	31.3%	28.0%
Net income	$29.9	$42.7	$107.3	$154.9

Earnings per common share:
Basic	$0.59	$0.81	$2.08	$2.90
Diluted	$0.58	$0.80	$2.06	$2.86
Shares used in computing earnings per common share:
Basic	50.5	52.7	51.5	53.5
Diluted	51.3	53.3	52.2	54.2

Balance Sheet Information	(Unaudited)
(in millions)	June 30, 2017	June 30, 2016
Billed accounts receivable, net	$588.2	$506.1
Unbilled accounts receivable, net	306.4	327.9
Deferred revenue	(522.9)	(458.5)
Net receivables	$371.7	$375.5

Cash and cash equivalents	$302.7	$248.6
Working capital	$400.0	$411.8
Total assets	$2,313.4	$2,036.2
Short-term borrowings	$29.2	$16.6
Long-term debt	$645.0	$487.8
Stockholders' equity	$634.5	$633.4

PAREXEL International Corporation
Reconciliation of Non-GAAP Measures
Certain Line Items
(Unaudited)

(in millions, except per share data)	Three Months Ended				Three Months Ended
	June 30, 2017				June 30, 2016
	GAAP Measure	Adjustments		Non-GAAP Measure	GAAP Measure	Adjustments		Non-GAAP Measure
Direct costs	$349.3	$(1.7)	(a)	$347.6	$346.8	$(1.6)	(a)	$345.2
Gross profit	$207.9	$1.7		$209.6	$189.8	$1.6		$191.4
Selling, general and administrative	$112.7	$(13.0)	(b)	$99.7	$95.9	$(3.3)	(e)	$92.6
Restructuring charge	$19.3	$(19.3)	(c)	$—	$4.4	$(4.4)	(c)	$—
Income from operations	$48.0	$34.0		$82.0	$64.2	$9.3		$73.5
Other expense, net	$(5.8)	$—		$(5.8)	$(4.2)	$0.5	(f)	$(3.7)
Income before income taxes	$42.2	$34.0		$76.2	$60.0	$9.8		$69.8
Provision for income taxes	$12.3	$11.7	(d)	$24.0	$17.3	$2.6	(d)	$19.9
Net income	$29.9	$22.3		$52.2	$42.7	$7.2		$49.9
Diluted earnings per common share	$0.58	$0.44		$1.02	$0.80	$0.14		$0.94
Effective tax rate	29.1%			31.5%	28.8%			28.5%

(a) Impact of net adjustments for acquisition and integration related charges in our PC segment
(b) Acquisition and integration related charges, including the proposed acquisition by Pamplona, the revaluation of earn-out contingent consideration liability associated with certain acquisitions and the impact of net adjustments for a charge related to a fully impaired internally developed software

(c) Severance, facility costs and changes in estimates related to the restructuring programs
(d) Tax effect on non-GAAP adjustments
(e) Impact of net adjustments for acquisition and integration related charges, including the revaluation of earn-out contingent consideration liability associated with certain acquisitions
(f) Interest on legal settlements

PAREXEL International Corporation
Reconciliation of Non-GAAP Measures
Certain Line Items
(Unaudited)

(in millions, except per share data)	Twelve Months Ended				Twelve Months Ended
	June 30, 2017				June 30, 2016
	GAAP Measure	Adjustments		Non-GAAP Measure	GAAP Measure	Adjustments		Non-GAAP Measure
Direct costs	$1,377.5	$(7.1)	(a)	$1,370.4	$1,360.3	$(3.4)	(a)	$1,356.9
Gross profit	$740.1	$7.1		$747.2	$734.0	$3.4		$737.4
Selling, general and administrative	$401.3	$(20.9)	(b)	$380.4	$385.3	$(12.0)	(f)	$373.3
Restructuring charge	$41.2	$(41.2)	(c)	$—	$27.8	$(27.8)	(c)	$—
Income from operations	$191.2	$69.2		$260.4	$224.0	$43.2		$267.2
Other expense, net	$(35.0)	$20.7	(d)	$(14.3)	$(8.8)	$0.5	(g)	$(8.3)
Income before income taxes	$156.2	$89.9		$246.1	$215.2	$43.7		$258.9
Provision for income taxes	$48.9	$23.8	(e)	$72.7	$60.3	$13.1	(e)	$73.4
Net income	$107.3	$66.1		$173.4	$154.9	$30.6		$185.5
Diluted earnings per common share	$2.06	$1.26		$3.32	$2.86	$0.56		$3.42
Effective tax rate	31.3%			29.5%	28.0%			28.4%

(a) Impact of net adjustments for acquisition and integration related charges in our PC segment
(b) Acquisition and integration related charges, including the proposed acquisition by Pamplona, the revaluation of earn-out contingent consideration liability associated with certain acquisitions and the impact of net adjustments for a charge related to a fully impaired internally developed software

(c) Severance, facility costs and changes in estimates related to the restructuring programs
(d) Includes a fair value adjustment loss of $20.7 million in connection with our accelerated share repurchase program
(e) Tax effect on non-GAAP adjustments
(f) Impact of net adjustments for acquisition and integration related charges, including the revaluation of earn-out contingent consideration liability associated with certain acquisitions
(g) Interest on legal settlements

PAREXEL International Corporation
Segment Information
(Unaudited)

	Three Months Ended	Three Months Ended
(dollar amounts in millions)	June 30, 2017	June 30, 2016
CRS
Service revenue	$432.3	$405.9
% of total service revenue	77.6%	75.6%
Gross profit	$151.1	$127.9
Gross margin % of service revenue	35.0%	31.5%

PC
Service revenue	$50.0	$59.8
% of total service revenue	9.0%	11.1%
Gross profit	$20.7	$26.8
Gross margin % of service revenue	41.4%	44.8%
Adjusted gross profit (a)	$22.4	$28.4
Adjusted gross margin % of service revenue	44.8%	47.5%

PI
Service revenue	$74.9	$70.9
% of total service revenue	13.4%	13.3%
Gross profit	$36.1	$35.1
Gross margin % of service revenue	48.2%	49.5%

Total service revenue	$557.2	$536.6
Total gross profit	$207.9	$189.8
Gross margin % of service revenue	37.3%	35.4%
Adjusted gross profit (a)	$209.6	$191.4
Adjusted gross margin % of service revenue	37.6%	35.7%

Supplemental Financial Data
Service revenue	$557.2	$536.6
Reimbursement revenue	90.4	88.9
Investigator fees	100.1	92.3
Gross revenue	$747.7	$717.8

Days sales outstanding	45	48

Capital expenditures	$15.9	$18.7

(a) See the direct costs Non-GAAP reconciliation for the nature of the adjustments from GAAP.

PAREXEL International Corporation
Segment Information
(Unaudited)

	Twelve Months Ended	Twelve Months Ended
(dollar amounts in millions)	June 30, 2017	June 30, 2016
CRS
Service revenue	$1,626.6	$1,626.0
% of total service revenue	76.8%	77.6%
Gross profit	$514.7	$515.0
Gross margin % of service revenue	31.6%	31.7%

PC
Service revenue	$210.3	$190.4
% of total service revenue	9.9%	9.1%
Gross profit	$89.8	$88.2
Gross margin % of service revenue	42.7%	46.3%
Adjusted gross profit (a)	$96.9	$91.6
Adjusted gross margin % of service revenue	46.1%	48.1%

PI
Service revenue	$280.7	$277.9
% of total service revenue	13.3%	13.3%
Gross profit	$135.6	$130.8
Gross margin % of service revenue	48.3%	47.1%

Total service revenue	$2,117.6	$2,094.3
Total gross profit	$740.1	$734.0
Gross margin % of service revenue	34.9%	35.0%
Adjusted gross profit (a)	$747.2	$737.4
Adjusted gross margin % of service revenue	35.3%	35.2%

(a) See the direct costs Non-GAAP reconciliation for the nature of the adjustments from GAAP.